EXHIBIT 99.1

JetFleet Holding Corp. and Subsidiaries

Consolidated Financial Statements

For the year ended December 31, 2016

TABLE OF CONTENTS

TITLE

TABLE OF CONTENTS

INDEPENDENT AUDITOR’S REPORT

CONSOLIDATED FINANCIAL STATEMENTS

Consolidated Balance Sheet

Consolidated Statement of Operations

Consolidated Statement of Comprehensive Income

Consolidated Statement of Shareholders’ Equity

Consolidated Statement of Cash Flows

Notes to Consolidated Financial Statements

JETFLEET AUDITED CONSOLIDATED FINANCIAL STATEMENTS
AS OF AND FOR THE YEAR ENDED DECEMBER 31, 2016

Independent Auditor’s Report

Board of Directors
JetFleet Holding Corp. and Subsidiaries
Burlingame, California

We have audited the accompanying consolidated financial statements of JetFleet Holding Corp. and Subsidiaries, which comprise the consolidated balance sheet as of December 31, 2016, and the related consolidated statements of operations, comprehensive income, shareholders’ equity, and cash flows for the year then ended, and the related notes to the consolidated financial statements.

Management’s Responsibility for the Financial Statements

Management is responsible for the preparation and fair presentation of these consolidated financial statements in accordance with accounting principles generally accepted in the United States of America; this includes the design, implementation, and maintenance of internal control relevant to the preparation and fair presentation of consolidated financial statements that are free from material misstatement, whether due to fraud or error.

Auditor’s Responsibility

Our responsibility is to express an opinion on these consolidated financial statements based on our audit. We conducted our audit in accordance with auditing standards generally accepted in the United States of America. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the consolidated financial statements are free from material misstatement.

An audit involves performing procedures to obtain audit evidence about the amounts and disclosures in the consolidated financial statements. The procedures selected depend on the auditor’s judgment, including the assessment of the risks of material misstatement of the consolidated financial statements, whether due to fraud or error. In making those risk assessments, the auditor considers internal control relevant to the entity’s preparation and fair presentation of the consolidated financial statements in order to design audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of the entity’s internal control. Accordingly, we express no such opinion. An audit also includes evaluating the appropriateness of accounting policies used and the reasonableness of significant accounting estimates made by management, as well as evaluating the overall presentation of the consolidated financial statements.

We believe that the audit evidence we have obtained is sufficient and appropriate to provide a basis for our audit opinion.

Opinion

In our opinion, the consolidated financial statements referred to above present fairly, in all material respects, the financial position of JetFleet Holding Corp. and Subsidiaries as of December 31, 2016, and the results of their operations and their cash flows for the year then ended in accordance with accounting principles generally accepted in the United States of America.

/s/ BDO USA, LLP

October 23, 2017

JetFleet Holding Corp. and Subsidiaries
Consolidated Balance Sheet
December 31, 2016

ASSETS
Assets:
Cash and cash equivalents	$3,082,800
Marketable securities	2,167,100
Receivable from affiliates	1,013,700
Accounts receivable and other receivables	10,300
Note receivable	41,500
Prepaid expense and other assets	104,200
Equipment (net of accumulated depreciation of $56,200)	17,100
Total assets	$6,436,700
LIABILITIES AND SHAREHOLDERS' EQUITY
Liabilities:
Accounts payable	$80,400
Accrued payroll	598,000
Taxes payable	106,900
Deferred tax liabilities	394,400
Total liabilities	1,179,700

Shareholders' equity:
Series A Redeemable Preferred stock, 200,000 shares authorized, no shares issued and outstanding	-
Common stock, no par value, 1,000,000 shares authorized, 362,194 issued and outstanding	1,261,600
Retained earnings	3,319,200
Accumulated other comprehensive income:
Foreign currency translation adjustments	100
Unrealized gain on securities	676,100
Total shareholders’ equity	5,257,000
Total liabilities and shareholders’ equity	$6,436,700

See accompanying notes to consolidated financial statements.

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Operations
For the year ended December 31, 2016

Revenues:
Management fees	$5,204,400
Acquisition and remarketing fees	1,408,700
Gain on sale of assets	154,200
Income from partnership investment	107,200
Dividends, interest and other income	13,000
Total revenues	6,887,500
Costs and expenses:
Salaries and employee benefits	2,947,900
Rent	433,000
Consulting fees	870,500
Travel, meals and entertainment	327,700
General and administrative	716,600
Total costs and expenses	5,295,700
Income before income taxes	1,591,800
Income tax expense	584,800
Net income	$1,007,000

See accompanying notes to consolidated financial statements.

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Comprehensive Income
For the year ended December 31, 2016

Net income	$1,007,000
Other comprehensive income (loss), net of tax:
Foreign currency translation adjustments	(200)
Unrealized loss on securities	(421,700)
Other comprehensive loss	(421,900)
Comprehensive income	$585,100

See accompanying notes to consolidated financial statements.

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Shareholders’ Equity
For the year ended December 31, 2016

	Number of Shares	Common Stock	Retained Earnings	Accumulated Other Comprehensive Income	Total
Balance at December 31, 2015	362,194	$1,261,600	$2,312,200	$1,098,100	$4,671,900
Net income	-	-	1,007,000	-	1,007,000
Foreign currency translation adjustments, net of tax benefit of $100	-	-	-	(200)	(200)
Unrealized loss on securities, net of tax benefit of $279,100	-	-	-	(421,700)	(421,700)
Balance at December 31, 2016	362,194	$1,261,600	$3,319,200	$676,200	$5,257,000

See accompanying notes to consolidated financial statements

JetFleet Holding Corp. and Subsidiaries
Consolidated Statement of Cash Flows
For the year ended December 31, 2016

Operating activities:
Net income	$1,007,000
Adjustments to reconcile net income to net cash provided by operating activities:
Gain on sale of assets	(154,200)
Depreciation	5,900
Share of income upon termination of partnership investment
Deferred income taxes	(107,200)
Changes in operating assets and liabilities:	2,000
Receivable from affiliates	(609,100)
Accounts receivable and other receivables	(1,700)
Taxes receivable	82,900
Prepaid expenses and other assets	2,700
Accounts payable	(27,300)
Accrued payroll	156,400
Income taxes payable	106,900
Net cash provided by operating activities	464,300
Investing activities:
Proceeds from asset sales	211,500
Investment in capital assets	(15,600)
Repayments on note receivable	16,100
Distribution upon termination of partnership investment	208,600
Net cash provided by investing activities	420,600
Net increase in cash and cash equivalents	884,900
Cash and cash equivalents, beginning of year	2,198,300
Exchange losses on cash and cash equivalents	(400)
Cash and cash equivalents, end of year	$3,082,800
Supplemental disclosures of cash flow information:
Cash paid during the period for:
Income taxes	$391,900
Foreign taxes	1,300

See accompanying notes to consolidated financial statements.

1. Organization and Business of the Company

Organization

JetFleet Holding Corp. and Subsidiaries (“JHC”) was incorporated in the state of California on January 27, 1994.  As of December 31, 2016, all of the outstanding common stock of JHC was owned indirectly through trusts by Toni M. Perazzo and Abigail Crispin (Ms. Perazzo’s dependent child), and by shareholders not affiliated with JHC or its subsidiaries.

JHC owns all of the outstanding common stock of JetFleet Management Corp (“JMC”). JMC owns all of the outstanding common stock of JetFleet Canada and all the membership interests of JetFleet Management USVI LLC (“JMC USVI”).  JMC owned all of the outstanding common stock of EZLease Corp (“EZLease”) until December 13, 2016 when EZLease was liquidated and dissolved.

Business of the Company's Subsidiaries

The Company was formed to build an integrated aircraft management, marketing and financing business.  In August 2015, the Company extended its management agreement with AeroCentury Corp. (“ACY”) for ten years.  The new management agreement expires in August 2025, and the Company remains responsible for the selection of assets to be acquired by ACY and the leasing, re-leasing and/or subsequent sale of assets owned by ACY. The Company is entitled to acquisition fees, re-sale fees and management fees in connection with these activities.

 As mentioned above, JetFleet Canada is a subsidiary of JMC.  Based in Calgary, Alberta, Canada, JetFleet Canada provides aircraft management and technical services for the Company and its affiliates.

JMC USVI is a subsidiary of JMC based in St. Thomas, USVI.  JMC has an agreement with JMC USVI for consulting services and to operate office space in the U.S. Virgin Islands for use by JMC.

EZLease was a subsidiary of JMC, based in Burlingame, California. Prior to JMC’s acquisition of EZLease in July 2012, JMC had an agreement to lease office and computer equipment on a monthly basis from EZLease.  Subsequent to the acquisition, JMC terminated monthly rent payments to EZLease.  In December 2016, EZLease distributed all its assets to JMC to reduce costs and improve administrative efficiencies.  The Company recognized no gain or loss from EZLease’s transfer of all its assets and operations to JMC.  After the asset transfer, EZLease filed articles of dissolution and terminated operations.

1. Organization and Business of the Company (continued)

Partnership Investment

Prior to his death in January 2016, Neal D. Crispin and the Company were partners in a partnership, Montevideo L.P. The Partnership’s sole business activity was the ownership of a variable universal life insurance policy on the Company’s President and Chief Executive Officer, Neal D. Crispin.  Upon Mr. Crispin’s death, Montevideo L.P. collected the life insurance policy’s death benefits and pursuant to the terms of the partnership agreement, distributed all its assets to its partners and terminated operations. In 2016, the Company received total distributions of approximately $208,600, representing five percent of Montevideo L.P.’s assets.

2. Summary of Significant Accounting Policies

Basis of Presentation

Financial information for JHC, JMC, EZLease, JMC USVI and JetFleet Canada  (collectively, the "Company") is presented on a consolidated basis in accordance with accounting principles generally accepted in the United States of America ("GAAP") based upon the continuation of the business as a going concern. In the opinion of management, all adjustments (consisting of normal recurring accruals) considered necessary for a fair presentation have been included.

Principles of Consolidation

These financial statements reflect the consolidation of JHC’s results with those of its wholly owned subsidiaries, JMC, JMC USVI, and JetFleet Canada for the entire year and EZLease for the portion of the year it existed. All intercompany balances and transactions have been eliminated in consolidation.

Use of estimates

The Company’s consolidated financial statements have been prepared in accordance with GAAP. The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumption that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and reported amounts of revenues and expenses during the reporting period.  Actual results could differ from those estimates. The Company bases its estimates on historical experience and on various other assumptions that are believed to be reasonable for making judgments that are not readily apparent from other sources.

The most significant estimates with regard to these consolidated financial statements are the estimated value of certain financial assets and the accounting for income taxes.

2. Summary of Significant Accounting Policies (continued)

Cash and Cash Equivalents

The Company considers highly liquid investments readily convertible into known amounts of cash, with original maturities of thirty days or less, as cash equivalents.

Fair Value of Financial Instruments

Fair value is defined as the exchange price that would be received for an asset or paid to transfer a liability (an exit price) in the principal or most advantageous market for the asset or liability in an orderly transaction between market participants on the measurement date.  Valuation techniques used to measure fair value must maximize the use of observable inputs and minimize the use of unobservable inputs, to the extent possible.  The standard describes a fair value hierarchy based on three levels of inputs.  The first two are considered observable and the last unobservable.

Level 1 – Quoted prices in active markets for identical assets or liabilities.

Level 2 – Inputs other than Level 1 that are observable either directly or indirectly, such as quoted prices for similar assets or liabilities; quoted prices in markets that are not active; or other inputs that are observable or can be corroborated by observable market data for substantially the full term of the assets or liabilities.

Level 3 – Unobservable inputs that are supported by little or no market activity and that are significant to the fair value of the assets or liabilities.

Assets and Liabilities Measured and Recorded at Fair Value on a Recurring Basis

The following table shows by level, within the fair value hierarchy, the Company’s assets at fair value:
	December 31, 2016
		Level	Level	Level
	Total	1	2	3
Marketable securities	$2,167,100	$2,030,600	$ -	$136,500
Money market funds	272,700	272,700	-	-
Total	$2,439,800	$2,303,300	$ -	$136,500

As of December 31, 2016 there were no liabilities that were required to be measured and recorded at fair value on a recurring basis. During the year ended December 31, 2016, the Company transferred $101,400 out of Level 3 securities, upon receiving liquidation distributions and termination of Montevideo L.P., as described in Footnote 1.

2. Summary of Significant Accounting Policies (continued)

Fair Value of Other Financial Instruments

The Company’s financial instruments, other than cash, consist principally of cash equivalents, accounts receivable, marketable securities, and accounts payable.  The fair value of cash equivalents, accounts receivable and accounts payable approximates the carrying value of these financial instruments because of their short-term nature.

Marketable securities are stated at fair value as of the balance sheet date.  The Company measures the fair values of investments in securities using the last quoted sales price from the primary exchange where the security is traded.  The Company classifies its marketable equity securities as available for sale. Realized gains and losses, determined using the first in, first out (“FIFO”) method, are included in earnings; unrealized holding gains and losses are reported in other comprehensive income.

For the year ended December 31, 2016, the Company had a gross unrecognized loss on its marketable equity securities available for sale of $700,800.  From inception to December 31, 2016, the Company had the following cumulative gross unrealized gains on marketable equity securities available for sale:

Description	Total Cost	Fair Market Value	Gross Unrealized Gain
Cumulative gross unrealized gains on marketable securities	$1,043,300	$2,167,100	$1,123,800

At December 31, 2016, the Company holds 214,876 shares of ACY common stock.  The Company’s investment in ACY is recorded at fair value and classified within Level 1 because it is listed on the NYSE American Exchange where its value is based on quoted market prices in active markets.

On May 1, 2012, the Company made an initial capital contribution of $101,700 in Montevideo L.P. for a 5% general partnership interest.  Montevideo L.P. was a Nevada limited partnership organized to acquire life insurance on Neal Crispin, the President and CEO of the Company.  Because Montevideo L.P. did not meet the definition of a business and the limited partner retained substantive participating rights in certain partnership decisions, the Company did not have control over the partnership and could not consolidate the results of the limited partnership with those of the Company.  The Company accounted for its investment in the limited partnership using the equity method of accounting.  Under the terms of the partnership agreement, the Company was allocated 5% of the net profits and losses earned by Montevideo L.P.   As discussed above, after the death of Mr. Crispin, the partnership distributed all its assets prior to December 31, 2016, and dissolved on February 15, 2017.

2. Summary of Significant Accounting Policies (continued)

On December 31, 2016, the Company owned 121 shares of Uniform Components non-voting preferred stock.  The Uniform Components non-voting preferred stock has a cumulative preferred annual dividend of 10% and a liquidation value of $1,000 per share, but may not be liquidated before January 1, 2019.   Because the Company owns a minority share of non-voting preferred stock, Uniform Components results are not consolidated with those of the Company.

The Company’s investment in Uniform Components non-voting preferred stock has been classified within Level 3 due to unobservable inputs and infrequent trading.  When observable prices are not available for these securities, the Company measures their fair value using the income valuation approach, for which sufficient and reliable data is available.  The use of the income approach generally consists of the net present value of estimated future cash flows, adjusted as appropriate for liquidity, credit, market and/or other risk factors.  Pursuant to the income valuation approach, the Company estimates the Uniform Components non-voting preferred stock’s fair market value based on the estimated net present value of future dividends, the January 1, 2019 liquidation value and a 4% interest rate.

Note Receivable

The note receivable is carried at its estimated collectible amount. Interest income on the note receivable is recognized using the interest method.

Equipment and Depreciation

The Company’s interests in equipment are recorded at cost and depreciated using the straight-line method over five years.

Income taxes

As part of the process of preparing the Company’s consolidated financial statements, management is required to estimate income taxes in each of the jurisdictions in which the Company operates.  This process involves estimating the Company’s current tax exposure under the most recent tax laws and assessing temporary differences resulting from differing treatment of items for tax and GAAP purposes.  These differences result in deferred tax assets and liabilities, which are included in the consolidated balance sheet.  Management must also assess the likelihood that the Company’s deferred tax assets will be recovered from future taxable income, and, to the extent management believes it is more likely than not that some portion or all of the deferred tax assets will not be realized, the Company must establish a valuation allowance.  To the extent the Company establishes a valuation allowance or changes the allowance in a period, the Company reflects the corresponding increase or decrease within the tax provision in the consolidated statement of operations. Significant management judgment is required in determining the Company’s future taxable income for purposes of assessing the Company’s ability to realize any benefit from its deferred taxes.  The Company records non-income based sales, use, property, value added and franchise taxes as general and administrative expense in the consolidated statement of operations.

2. Summary of Significant Accounting Policies (continued)

Common Stock

On December 31, 2016, the Company had 362,194 shares of common stock outstanding.

Comprehensive Income

The Company reports unrealized gains and losses from marketable securities in comprehensive income.  In addition, for the Company’s foreign subsidiary where the functional currency is the Canadian dollar, monetary assets and liabilities are translated at year-end exchange rates while non-monetary items are translated at historical rates.  Income and expense accounts are translated at the average rates in effect during the year.

Foreign Currency

The reporting currency of the Company is the U.S. dollar. The functional currency of JetFleet Canada is the Canadian dollar. The balance sheet of the Company’s foreign subsidiary is translated at year-end rates of exchange, and the statement of operations is translated at the average exchange rate for the year. Gains or losses resulting from translating foreign currency financial statements are included in accumulated other comprehensive income.

Revenue Recognition

The Company recognizes income earned from services provided to ACY pursuant to a management agreement.  The Company receives a monthly management fee based on the net asset value of ACY’s assets under management by the Company.  The Company records the monthly management fee at the end of each month.  The Company also receives an acquisition fee for locating assets for ACY, and may receive a remarketing fee in connection with the sale or re-lease of ACY’s assets.  The Company’s policy is to record acquisition fees on the date ACY completes the acquisition of aircraft assets and to record remarketing fees on the date a sale or re-lease of ACY’s assets occurs.

Concentration of Revenues

All of the management, acquisition and remarketing fees earned by the Company are derived from aviation assets owned by ACY, which are leased to customers in countries around the world.  Related party issues between the Company and ACY are discussed in Footnote 9.

3. Commitments

The Company leases its office space under a lease expiring June 30, 2020 and a storage facility on a monthly basis.  The monthly lease commitment for the office space includes an amount for base rent and operating expenses.  The Company estimates that the future minimum lease commitments for its office space and storage facility are as follows:

Year Ended December 31:		Amount
2017		$ 437,700
2018		441,800
2019		449,100
2020		230,700
	Total	$1,559,300

The Company has a contractual obligation to pay a certain amount of operating expenses (utilities and insurance costs) that are included in office rent expense.  The projected annual rent expenses shown above for the periods 2017 through 2020 are based on periodic increases to the base rental rate per the lease and operating expense amounts in effect at December 31, 2016.  The lease allows for a 2% increase to monthly operating expenses beginning on January 1, 2017, but since no increase occurred it was not reflected in the estimated operating expenses for 2017 and 2018.  The lease also allows for a 2% increase in monthly operating expenses beginning on January 1, 2019, which is reflected in estimated operating expenses for 2019 and 2020. Total rent expense for the year ended December 31, 2016, which included rent for a storage facility rented on a monthly basis, was $433,000.

4. Income tax provision

The components for the provision for income taxes for the year ended December 31, 2016 were as follows:

Current tax provision:
Federal	$476,700
State	104,800
Foreign	1,300
Current tax provision	582,800
Deferred tax provision:
Federal	3,000
State	500
Change in valuation allowance	(1,500)
Deferred tax provision	2,000
Total provision for income taxes	$584,800

4. Income tax provision (continued)

Total income tax expense differs from the amount that would be provided by applying the statutory federal income tax rate to pretax earnings as illustrated below:

Income tax benefit statutory federal income tax rate	$541,200
State tax benefit net of federal benefit	66,100
Meals and entertainment	11,400
Non-taxable income	(40,900)
Tax rate differences	8,500
Change in valuation allowance	(1,500)
Total income tax provision	$584,800

Temporary differences and carry-forwards that gave rise to a significant portion of deferred tax assets and (liabilities) as of December 31, 2016 are as follows:

Gross deferred tax assets:
Net operating loss carry-forwards	$3,000
Deferred compensation	28,900
Franchise taxes and other	32,600
Deferred tax assets	64,500
Valuation allowance	(1,700)
Net deferred tax asset	62,800
Gross deferred tax liabilities:
Unrealized gains on securities	(447,600)
Depreciation and impairment	(9,600)
Net deferred tax liabilities	$(394,400)

JetFleet Canada is a Canadian corporation subject to tax in Canada and JMC USVI is a Virgin Islands limited liability company taxed as a corporation in the Virgin Islands.  Accordingly, the provision for income taxes for these subsidiaries is reflected in the Company’s consolidated financial statements and includes foreign taxes currently payable and changes in deferred tax assets and liabilities.

A portion of the deferred tax assets recognized relates to JetFleet Canada’s and JMC USVI’s foreign net operating loss carryovers.  The foreign net operating carryovers of approximately $7,700 will be available to offset taxable income in future years and begin to expire in 2029.  A valuation allowance was deemed necessary on certain JetFleet Canada net operating loss carryovers, as the Company has concluded, based on an assessment of all available evidence, that it is more likely than not that future taxable income will not be sufficient to realize these tax benefits. Where a valuation allowance was not recorded for other non foreign net operating loss carryover deferred tax assets, the Company believes that it is more likely than not that future taxable income (including the reversal of temporary differences) will be sufficient to realize the tax benefits for the balance of deferred tax assets on the balance sheet at December 31, 2016.

4. Income tax provision (continued)

The Company accounts for interest related to uncertain tax positions as interest expense and for income tax penalties as tax expense. There are no material unrecognized income tax positions related to uncertain tax positions.

All of the Company's tax years remain open to examination other than as barred in the various jurisdictions by statutes of limitation.

5. Concentration of Credit Risk

The Company maintains its cash and cash equivalents at various financial institutions, where they are insured by the Federal Deposit Insurance Corporation (“FDIC”) and the Securities Investor Protection Corporation (“SIPC”) up to $250,000. The balances of these accounts from time to time exceed federally insured limits. The Company has not experienced any losses in such accounts. The Company believes it is not exposed to any significant credit risk on cash and cash equivalents. At December 31, 2016, the amount over FDIC and SIPC limits was approximately $2,141,000.

6. Assets Sold

 During 2016, Company recorded net gains totaling $154,200 from the sale of automobiles, computers and furniture.

7. Accumulated Comprehensive Income

	Before-tax Amount	Tax (Expense)	Net-of-tax Amount
Foreign currency translation adjustments	$100	$0	$100
Unrealized gains on securities	1,123,800	(447,700)	676,100
Total accumulated comprehensive income	$1,123,900	$(447,700)	$676,200

8. Retirement plan

The Company maintains a qualified defined contribution salary deferral profit sharing plan for U.S. employees.  An employee must be at least 21 years of age to participate in this plan.  This plan permits employees to defer up to 15% of their salary based on strict IRS guidelines.  During 2016, the Company elected to make matching contributions equal to 100% of the portion of the participant’s salary reduction, up to $5,000, which does not exceed 4% of the participant’s qualified compensation.  Participants are always 100% vested in their salary deferral contributions. Participants vest in the matching Company contributions ratably over two years.  The Company made matching contributions to this plan for the year ended December 31, 2016 of $48,000.

9. Related Party Transactions

The Company’s subsidiary, JMC, an integrated aircraft management, marketing and financing business, manages and administers a portfolio of leased aircraft assets owned by ACY pursuant to a ten-year management agreement. Certain officers of the Company are also officers of ACY and hold significant ownership positions in both ACY and the Company. JMC also receives an acquisition fee for locating assets for ACY, and may receive a remarketing fee in connection with the sale or re-lease of the ACY’s assets.  During the year ended December 31, 2016, JMC received management fees of $5,204,400 and acquisition fees of $1,124,200.  Also during 2016, JMC received remarketing fees of $284,500 from ACY.

10. Subsequent Events

The Company has evaluated events occurring through October 23, 2017, the date the consolidated financial statements were available to be issued, for events requiring recording or disclosure in the consolidated financial statements for the year ended December 31, 2016.

JMC USVI completed its liquidation and filed amendment to dissolve effective June 30, 2017.